Exhibit 1.4

BRITISH	NUMBER: 494759
COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

CANADA FLUORSPAR INC.

has this day changed its name to

CONTINENTAL RIDGE RESOURCES INC.

Issued under my hand at Victoria, British Columbia On February 05, 2001 /s/ John S. Powell JOHN S. POWELL Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA